Veramark Reports First Quarter 2009 Results

PITTSFORD, NY -- (Marketwire - May 07, 2009) - Veramark Technologies, Inc. (OTCBB: VERA), a leading provider of Telecom Expense Management (TEM) solutions, today announced financial results for its first quarter of 2009. Veramark reported sales of $2,523,000 for the quarter ended March 31, 2009, a decrease of 6 percent from sales of $2,672,000 for the first quarter of 2008. Veramark's net loss of $180,000, or $0.02 per share, compared with a net loss of $194,000 for the same quarter of 2008 (also $0.02 per share).

"Veramark had a good quarter despite the depth of the global recession. New orders were up 38 percent over the same period last year," stated Tony Mazzullo, Veramark President and Chief Executive Officer. "Our strong first quarter orders are the result of a combination of successful efforts to increase our Telecom Expense Management and Business Process Outsourcing sales. Revenues from those contracts will be recognized over the term of the contracts, providing the Company with recurring long-term revenues," said Mazzullo. "Going forward, our priority remains investing for the long term, to drive growth in our core business," said Mazzullo.

Veramark will conduct a teleconference, hosted by Mr. Mazzullo, to discuss the 2009 first quarter results on Friday, May 8, 2009, 11:00 AM Eastern Time. To access the conference call dial 800-736-4610.

About Veramark Technologies, Inc.

Veramark is a leading provider of communications management solutions that help organizations gain visibility into their communications networks and reduce expenses associated with their voice, data, and wireless services and infrastructure. Veramark solutions, which include software and services for Telecom Expense Management (TEM) and Business Process Outsourcing (BPO), provide business intelligence for managing complex unified communications networks on a global scale. For more information, visit www.veramark.com.

                        VERAMARK TECHNOLOGIES, INC.
                  CONDENSED STATEMENT OF OPERATIONS DATA
                              (Unaudited)

                          Three Months Ended
                            March 31, 2009

                                                2009             2008
                                           --------------   --------------
Sales                                      $    2,522,679   $    2,671,646
                                           ==============   ==============
Loss Before Taxes                                (180,119)        (194,127)
Income Taxes                                            -                -
                                           --------------   --------------
Net Loss                                   $     (180,119)  $     (194,127)
                                           ==============   ==============
Net Loss Per Diluted Share                 $        (0.02)  $        (0.02)
                                           ==============   ==============
Diluted Weighted Average
Number of Shares Outstanding                    9,784,729        9,346,912
                                           ==============   ==============

Veramark, VeraSMART, and eCAS are registered trademarks of Veramark Technologies, Inc. All other trademarks are the property of their respective owners.

This report may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. A variety of factors could cause actual results to differ from the anticipated results expressed in such forward-looking statements. These may include but are not necessarily limited to changes in general economic conditions in the United States and overseas, technological changes in the telecommunications or computer industries, the timely and successful launch of planned new products, the timely installation and acceptance by end-user customers, and the impact of competition or changes in the marketing strategies of major distributors.

Media Contact:
Tony Mazzullo
President and CEO
Veramark Technologies, Inc.
(585) 381-6000
tmazzullo@veramark.com